Williams & Webster, P.S.
Certified Public Accountants & Business Consultants

Board of Directors
U.S. Geothermal Inc.
Boise, Idaho 83706

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our audit report dated June 23, 2006, on the financial statements of U.S. Geothermal Inc. as of March 31, 2006, for the filing with and attachment to the Form S-8.

Williams & Webster, P.S.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington

February 28, 2007

Members of Private Companies Practice Section, SEC Practice Section, AICPA and WSCPA
Bank of America Financial Center • 601 W. Riverside, Suite 1940 • Spokane, WA 99201
Phone (509) 838-5111 • Fax (509) 838-5114 • www.williams-webster.com